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                                                                    Exhibit 10.6

                        EXCLUSIVE CLIENT AGENCY AGREEMENT

     This EXCLUSIVE CLIENT AGENCY AGREEMENT ("Agreement") is made and entered into and declared effective as of this 9th day of May, 2005,

     BY AND BETWEEN                   ADVISORS REIT I, INC.
                                      a Maryland Corporation
                                      hereinafter referred to as "CLIENT",

     AND JOHN T. ARNOLD ASSOCIATES, INC, a Kansas Corporation hereinafter referred to as
                                      "REPRESENTATIVE".

     W I T N E S S E T H:

     WHEREAS, Representative is a real estate agency licensed in the state of Kansas possessing certain expertise in the acquisition, sale and leasing of commercial real estate (the "Expertise"); and

     WHEREAS, Client intends to operate as a real estate investment trust in the business of purchasing, leasing selling and otherwise investing in commercial real estate; and

     WHEREAS Client desires to retain Representative respecting its Expertise for services related to the acquisition, leasing and sale of commercial real estate.

     NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Client and Representative agree as follows:

1. REAL PROPERTY. From time to time, Client desires to purchase commercial real estate (referred to herein as the "Property" or "Properties") generally located in the Midwestern and Southwestern United States for up to an approximate aggregate purchase price of $25,000,000.00 as further described in that certain Form S-11 Registration Statement filed by Client with the Securities and Exchange Commission on or about May 12, 2005 (the "Registration Statement") and consistent with the criteria established hereunder.

2. CLIENT'S AGENT. Client hereby grants to Representative and Representative hereby accepts the exclusive right to (a) locate and assist Client in locating appropriate Properties for Client to purchase or otherwise acquire an interest in; (b) offer Client's Properties for sale to third party buyers; (c) negotiate the purchase or exchange sale of

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Properties on behalf of Client and (d) engage local agents, brokers and other real estate professionals to assist in Representative's performance of its obligations hereunder (the "Co-Brokers"). Representative may be offered the opportunity to act as Client's leasing agent on a case-by- case basis at the sole discretion of Client.

3. TERM. This Agreement shall be in effect commencing on the closing date of the "minimum offering" of the shares as described in the Registration Statement and continue thereafter for a period of twelve (12) months, unless sooner terminated or extended in accordance with the provisions of this Agreement (the "Term"). If Representative is the "Procuring Cause" of any transaction involving Client which closes within six (6) months following the termination or expiration of this Agreement, Client shall nevertheless pay to Representative its Commission, if any, due under SECTION 4 herein. Representative shall not receive any Commission from Client for any transaction closing more than six (6) months after the expiration or termination of this Agreement.

4. REPRESENTATIVE'S FEE. Representative shall receive payment in the form of a commission (the "Commission") for its services as follows:

     (a) GENERAL. In transactions when a Commission is being offered to Representative pursuant to a lessor or seller's listing agreement or is being offered from a cooperating agency or Representative, Client shall not be responsible for paying any Commission to Representative and Representative shall look only to such lessor, seller or cooperating agency or Representative for its Commission, except as herein expressly provided to the contrary.

     (b) PURCHASE OR SALE. In any other transaction for the purchase or sale of a Property where Representative is unable to obtain its Commission in accordance with SUBSECTION 4 (a) above, Client shall pay to Representative a Commission equal to the following percentages of the final negotiated purchase price of the Property which shall not include any administrative, closing, insurance or professional costs associated with the transaction (the "Purchase Price"): six percent (6%) of the Purchase Price up to $1,000,000; four percent (4%) of the portion between $1,000,000 and $2,000,000; and two percent (2%) for that portion of the Purchase Price above $2,000,000 (the "Standard REIT Commission Rate"). Provided, in any situation in which Representative is acting as Client's purchaser representative and the commission payable to Representatives from any cooperating seller's broker is less than one half (1/2) of the amount that Representative would receive if the Standard REIT Commission Rate had applied, then Client shall at closing pay Representative the difference between such amounts.

     (c) (Notwithstanding any of the foregoing in this SECTION 4, no commission shall be due or payable in a given transaction unless and until all of the following events have occurred:

          i. Representative has procured a ready, willing and able buyer, seller,

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lessee, or tenant (i.e., tenant in a municipally-financed project), as the case may be;

          ii. Client and the applicable seller, buyer, lessor or lessee have executed and delivered a contract of sale, purchase or lease, as the case may be, the terms and conditions of which are acceptable to Client, in Client's sole discretion; and

          iii. The closing of the sale, purchase or lease including Seller's receipt of any cash due at closing has occurred.

     (d) Representative's Commission shall be the sole compensation due and owing to Representative. Representative shall not be entitled to reimbursement for any expenses or any other costs Representative incurs related to or involving the performance of its obligations hereunder unless approved by Client.

     (e) Payment of any commission, referral fee or other compensation to any Co-Brokers shall be the responsibility of Representative.

5. OTHER BUYERS/TENANTS. Client acknowledges that other potential buyers/tenants may consider, make offers on, or purchase through Representative similar properties as Client seeks. Client consents to Representative's representation of such potential buyers/tenants during the term of this Agreement and after its expiration. Provided, Representative shall not disclose to anyone other than the proposed seller, buyer, or lessee Client's identity, Client's interest in any Property, or the material terms of any offer made by Client without Client's prior written consent.

6. DUTIES AND RESPONSIBILITIES. Representative shall perform the terms of this Agreement, promote the interests of Client with the utmost good faith, loyalty and fidelity and shall present all written offers, counter-offers and backup offers to Client in a timely manner. In satisfaction of his obligations under this Agreement and the Kansas brokerage relationships in real estate transaction act, Representative shall provide all information requested by Client in the form and manner requested by Client. Representative shall advise Client to obtain expert advice as to material matters about which Representative knows but the specifics of which are beyond Representative's Expertise. Representative shall disclose to Client all adverse material information actually known by Representative, including (a) any material limitation on the Client's ability to perform under the terms of the contract or lease and (b) any facts known by Representative that contradict any information included in a written report regarding the physical condition of the property which has been prepared by a qualified third party and provided to Client. Representative shall also account to Client for all money or property received by it on account of Client in a timely manner. It is understood that Client's targeted capitalization rate for its portfolio is nine percent (9%) and targeted price for properties is in the $3 Million to $5 Million price range. In calculating such targeted rate, Representative acknowledges that such rates on a property-by-property basis shall be calculated in accordance with industry standards which are deemed to include:

     (a)  costs of property shall include all acquisition and start-up costs,

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          including but not limited to, price to seller, all commissions paid by
          Client, all due diligence expenses, tenant improvements, lease-up costs, and securities compliance costs directly attributable to the proposed acquisition (for example, costs of filing applicable Form 8-K with Securities and Exchange Commission); and

     (b) net operating income shall be calculated based upon gross rental income after taking into effect all direct costs attributable to the on-going management and ownership of the property, including but not limited to, allowance for vacancy, direct operating expenses, property management fees, maintenance expenses and allowances, repairs, reserve for tenant improvements or repairs, if applicable, and leasing commissions.

     Client shall refer to Representative the identities of all persons who may solicit Client for the purposes of a potential real estate transaction, it being understood that Representative shall act as the intermediary in all potential real estate transactions.

7. REPRESENTATIVE'S REPRESENTATIONS AND WARRANTIES. Representative represents and warrants to Client that (a) it will use its best efforts to obtain appropriate Properties, buyers, sellers, lessors and lessees for Client; (b) it will act in accordance with the highest professional standards, regulations, and canons, and in compliance with all applicable national, federal, state, and municipal laws, regulations, codes, ordinances, and orders, as well as any rules, orders or regulations promulgated by any other official body whether public or private having power of oversight or jurisdiction; (c) there are no obligations, commitments, or impediments of any kind that will limit or prevent Representative's performance of its services; (d) all persons connected with Representative who are required to be licensed are duly licensed; (e) it will be liable for gross negligence or intentional misconduct, if any, relative to the performance of its services; (f) it will perform its services in the most expeditious and economical manner consistent with the interests of Client; and
(g) Marlin K. Penner will at all times personally perform and/or oversee the performance of, the obligations of Representative hereunder.

8. OWNERSHIP OF CLIENT'S SECURITIES BY REPRESENTATIVE. Representative, understanding that it and certain of its employees and officers will have access to secret and confidential information having a direct relationship on the ongoing and future profitability, financial condition and performance of Client's business agree that during the Term of this Agreement and for six (6) months thereafter, neither Representative nor any of its shareholders, officers, directors, employees or their immediate family members ("Representative Affiliated Parties") shall hold, buy, sell or otherwise trade in any security of Client, absent Client's prior written consent. Representative shall indemnify Client against any claim or proceeding arising out of the improper use of "insider information" (as defined by state or federal securities laws) or Confidential Information (as hereinafter defined) or any other information otherwise obtained by Representative Affiliated Parties arising out of Representative's relationship with Client.

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9.   REPRESENTATIVE'S TIMELY PROVISION OF INFORMATION TO CLIENT. Representative
understands that Client, as a public company, has certain periodic reporting requirements it must meet with various governmental entities such as the Securities and Exchange Commission and various state securities regulators. Representative covenants that upon request from Client, Representative shall timely provide any information available to it or otherwise in its possession requested by Client in satisfaction of Client's periodic reporting obligations.

10. TRANSACTION REPRESENTATIVE. Client understands that Representative may show Client Properties from sellers whom Representative otherwise represents. In such event, Representative shall notify both Client and the other party of its intention to represent neither, but to assist both Client and the other party as a "Transaction Representative." Client also understands that Representative may show other buyers or tenants information on various properties for sale or lease. Prior to Representative being accepted by Client as a Transaction Representative in a specific transaction, an addendum to this Agreement describing the relationship among the parties thereto shall be executed and attached hereto.

11. REPRESENTATIVE CLIENT RELATIONSHIP. The relationship between Client and Representative is that of independent contractors. Nothing contained in this Agreement or in the relationship between Client and Representative shall be deemed to constitute a partnership, joint venture, or any other relationship except as expressly defined by the terms of this Agreement. Representative's authority is specifically limited to performing services in accordance with the terms of this Agreement. Representative does not have any authority to execute any agreement for or on behalf of Client or to otherwise bind Client in any way and shall have no authority to incur any expenses on Client's behalf without Client's prior written consent. Representative shall inform all prospective sellers, buyers, lessees and their respective agents and subagents with whom Representative may negotiate pursuant to the Agreement that Representative acts only as Client's agent.

12.  CONFIDENTIALITY.

     (a) GENERAL. Client and Representative acknowledge that the services to be performed by Representative pursuant to this Agreement are exclusive and that, as a result of Representative's engagement, Representative will be in a relationship of confidence and trust with Client and will come into possession of certain "Confidential Information" either (1) owned or controlled by the Client (2) in the possession of Client and belonging to third parties, or (3) conceived, originated, or developed, in whole or in part, by Representative on Client's behalf. As used herein "Confidential Information" includes but is not limited to any confidential or proprietary business, personnel or financial information of Client or information pertaining to any current or prospective Properties or other business relationships or ventures involving Client, whether such information is the Representative's work product, in written, graphic, oral or other tangible or intangible forms, including but not limited to records, data, diagrams,

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surveys, business or marketing plans, studies, analyses, projections and reports, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product). Any information regarding or arising out of the relationship between Representative and Client that is not readily available to the public shall be considered secret, confidential and proprietary, unless Client advises Representative otherwise in writing.

     (b) NONDISCLOSURE. Representative agrees that it will not, without the prior written consent of Client, directly or indirectly use or disclose Confidential Information to any person, during or after the term of this Agreement except as may be necessary in the ordinary course of performing Representative's duties under this Agreement. Representative will keep the Confidential Information in strictest confidence and trust. This SUBSECTION 12
(b) shall apply indefinitely, both during and after the term of this Agreement.

     (c) SURRENDER UPON TERMINATION. Representative agrees that in the event of the termination of this Agreement by either party for any reason, Representative will immediately deliver to Client all property or information belonging to Client including all documents and materials of any nature pertaining to Representative's work with Client, and will not take any documents or materials of any description, or any reproduction thereof of any description, containing or pertaining to any Confidential Information. In lieu of returning same, upon receiving satisfactory written assurances as determined in Client's sole discretion, Representative may destroy same. It is understood that Representative is free to use information that is in the public domain (not as a result of a breach of this Agreement).

13. RIGHT TO INJUNCTIVE RELIEF. Representative acknowledges that Client may suffer irreparable injury, not readily susceptible of valuation in monetary damages, if Representative breaches this Agreement. Accordingly, Representative agrees that Client will be entitled to injunctive relief against Representative for any breach or prospective breach of this Agreement. Client may obtain such injunctive relief, without bond, in any federal or state court of competent jurisdiction sitting in the state of Kansas and Representative hereby irrevocably submits to the jurisdiction of such court(s).

14. INDEMNIFICATION. Client and Representative each agree to indemnify and hold harmless the other on account of any loss or damage arising out of their respective nonperformance or breach of this Agreement, including but not limited to attorney's fees reasonably incurred by either party, provided such loss or damage does not arise out of the party's negligence or intentional acts or omissions.

15. TERMINATION. Client may cancel or terminate this Agreement at any time during the Term:

     (a) effective upon written notice for any default of this Agreement by Representative under any of the following circumstances:

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          (i)    if Representative shall become insolvent or make a general assignment for the benefit of creditors; or

          (ii) if Representative files a petition under any provision of the Federal Bankruptcy Act; or

          (iii) if Representative fails or refuses to perform or otherwise observe any obligation, covenant, or condition of this Agreement and do not cure such breach within thirty (30) days of receiving written notice of default; or

     (b) upon thirty (30) days notice by Client if Marlin K. Penner dies or becomes disabled; or

     (c) upon thirty (30) days notice by Client, commencing at any time after the initial three (3) months of the term of this Agreement.

     For the purposes of this paragraph, Marlin K. Penner shall be deemed to be "disabled" if Client is informed by management of Representative that Marlin K. Penner is disabled or if Client determines in good faith that a physical or mental condition has occurred and can reasonably be expected to persist which, in reasonable opinion of Client, has rendered Marlin K. Penner unable to perform the duties of President of Representative for a period of thirty (30) calendar days or more

16. ASSIGNMENT. Absent Client's prior written consent, except for commercial relationships with Co-Brokers as contemplated by SECTION 2, none of the rights, interests, or obligations created by this Agreement may be assigned, transferred, or delegated in whole or in part by Representative, and any such purported assignment, transfer, or delegation shall be void.

17. DISCRIMINATION. Client and Representative shall not unlawfully discriminate against any prospective buyer, seller or lessee because of the race, religion, color, sex, marital status, national origin, ancestry, disability or familial status of such person.

18. MODIFICATION. No obligation, covenant, agreement, term, or condition of this Agreement, or shall be waived, altered, or modified unless in writing and signed by both parties.

19. WAIVER. No failure by Client to insist upon the strict performance of any obligation, covenant, agreement, term or condition of this Agreement or to exercise any right or remedy available upon a breach or any subsequent breach of such obligation, covenant, agreement, term, or condition, shall act as a waiver of any rights or remedies under this Agreement. No waiver of any breach shall affect or alter this Agreement, but each and every obligation, covenant, agreement, term, and condition of this Agreement shall continue in full force and effect with respect to any other then-existing or

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subsequent breach of this Agreement.

20. OTHER PROFESSIONAL ADVICE. Representative makes no representation or warranty with respect to the advisability, or the legal or tax effect of, any transaction contemplated by Client. Representative agrees to comply fully with the recommendations of Client's legal and/or tax counsel. Representative warrants that it is not an expert and therefore Client shall not rely upon Representative's Expertise in matters relating to law, tax, financing, surveying, structural conditions, hazardous materials and engineering.

21. GOVERNING LAW. The laws of the State of Kansas shall govern the validity, enforcement, and interpretation of this Agreement. To the extent any provision of K.S.A. Section 58-3034 et seq., or any other state's similar law, to the extent applicable, contradicts this Agreement, such law shall control.

22. ENTIRE AGREEMENT/COUNTERPARTS. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original and

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all of which together shall constitute one and the same agreement.

     WHEREFORE, the parties have executed and entered into this Agreement as of the date first stated herein.


JOHN T. ARNOLD ASSOCIATES, INC.             ADVISORS REIT I, INC.


BY:  Marlin K. Penner /s/                   By: James L. Fritzemeier /s/
----------------------------------              --------------------------------
       Marlin K. Penner, President          James L. Fritzemeier, President
       "Representative"                          "Client"


Date: May 9. 2005                      Date: May 9. 2005


JOHN T. ARNOLD ASSOCIATES, INC.             ADVISORS REIT I, INC.:
101 South Market                            Ste. 230, 8301 E. 21st St.
Wichita, KS 67202                           Wichita, Kansas 67206
Telephone:  (316) 263-7242                  Telephone: (316) 682-9398